UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2006

SBD International Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32528	20-4357915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6464 N W 5th Court, Ft. Lauderdale, Florida 33039
(Address of principal executive offices) (Zip Code)

(954) 489-2961 fax 954 489 -2962
(Registrant’s telephone number, including area code)

Former Address
(2534 N Miami Ave, Miami Fl 33127 (305-573-9339)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

EXPLANATORY NOTE

SBD International Inc (SBDN) has ended its relationship with it auditor and SBDN effective July 24, 2006. (The “Company”) is filing this Form 8-K (the “Form 8-K”), with the Securities and Exchange Commission (the “SEC”) on October 18, 2006.

Item 4.02.

Changes in Registrant’s Certifying Accountant

Bagell, Josephs, Levine & Company LLC, auditor for SBD International, Inc (OTCBB: SBDN), (previously Site Works Building & Development Co.), has resigned as Auditor for the Company effective August 8, 2006.

The audit report of Bagell, Josephs, Levine & Company LLC for the years ended Dec 2004 and Dec 31, 2005 contained a modification expressing substantial doubt about Siteworks Building and Development (now SBD International Inc) ability to continue as a going concern.. The audit reports on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

The resignation of Bagell, Josephs, Levine & Company LLC was accepted by the board of directors or an audit or similar committee of the board of directors; and

During the fiscal years ended Dec 31, 2004 and Dec 31, 2005 and the subsequent period thru March 30, 2006, there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection the periods 2004 and 2005 and any subsequent period preceding the date of the dismissal.

The Company did not consult with Bagell, Josephs, Levine & Company, LLC during its fiscal years ending Dec 31, 2004 and Dec 31, 2005 on the application of accounting principles to as specified transaction, the type of opinion that may be rendered on the Company’s financial statements, any accounting, auditing or financial reporting issue, or any item that was either the subject of a disagreement or a reportable event as defined in item 304 of Regulation S- K.

The Company has provided Bagell, Josephs, Levine & Company LLC with a copy of the disclosures contained in this filing and has included as an exhibit the response of Bagell Joseph, Levine & Company LLC to the disclosures set forth herein.

SBD International Inc has retained Berman Hopkins Wright Laham CPAs, LLP (“Berman Hopkins”) to perform our 2006 audit and statements and to review the quarterly filings starting with the restated June 30, quarterly filing.

SBDN is responsible for the adequacy and accuracy of disclosure in this filing, and SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing and SBDN may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Statements contained in this filing that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or described pursuant to similar expressions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

(a) None
(b) None
(c) Exhibit 99.1	Letter from Bagell, Josephs, Levine & Company LLC
dated October 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2006

SITEWORKS BUILDING & DEVELOPMENT CO.

By:	/s/ C. Michael Nurse
Name:	C. Michael Nurse
Title:	Chief Executive Officer